UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 30, 2018

SCHNEIDER NATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-38054	39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3101 South Packerland Drive
Green Bay, WI 54313
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (920) 592-2000
_____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.    Other Events.
On October 30, 2018, Schneider National, Inc. (the “Company”) announced that its Board of Directors had approved a quarterly cash dividend for the fourth fiscal quarter of 2018 in the amount of $0.06 per share to holders of the Company’s Class A and Class B common stock. The dividend is payable to the Company’s shareholders of record at the close of business on December 14, 2018, and is expected to be paid on January 7, 2019.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being furnished herewith:

Exhibit No.    Description of Exhibit
99.1        Press release dated October 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: October 31, 2018	By: /s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Corporate Secretary, General Counsel and Executive Vice President